UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2025 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

(408) 376-7008

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange which registered
Common stock	EBAY	The Nasdaq Global Select Market
6.00% Notes due 2056	EBAYL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 20, 2020, eBay Inc., a Delaware corporation (“eBay”), entered into a Transaction Agreement (the “Transaction Agreement”) with Adevinta ASA, a public company with limited liability organized under the laws of Norway (“Adevinta”), pursuant to which eBay will transfer certain subsidiaries which operate its Classifieds business (the “Business”) and certain related intellectual property rights to Adevinta in exchange for (a) $2.5 billion in cash, subject to certain adjustments specified therein for indebtedness and cash and (b) 540 million Adevinta shares, consisting of 342 million ordinary shares and 198 million shares of a newly created class of nonvoting shares, which ordinary shares and nonvoting shares would represent, in the aggregate, approximately 44% of Adevinta’s total outstanding shares and approximately 33.3% of Adevinta’s outstanding ordinary shares, based on the number of Adevinta’s outstanding shares as of the end of the second quarter of 2020 (the “Transaction”).

Each party’s obligation to consummate the Transaction is subject to certain closing conditions as set out in the Transaction Agreement, including, among others, (i) the approval of the Transaction by the affirmative vote of holders of at least two-thirds of (x) the votes cast and (y) the share capital of Adevinta ordinary shares represented in person or by proxy at an extraordinary general meeting of the shareholders of Adevinta (the “Adevinta Shareholder Approval”); (ii) the completion of Dutch works council consultation procedures; (iii) the listing on the Oslo Stock Exchange of the Adevinta ordinary shares to be issued to eBay; (iv) subject to certain exceptions, the accuracy of each party’s representations and warranties; (v) performance in all material respects by each of the parties of its covenants and agreements; (vi) the receipt of certain regulatory approvals; and (vii) the absence of any law or order from any governmental entity prohibiting consummation of the Transaction.

Each of Schibsted ASA (“Schibsted”), which holds approximately 59.3% of Adevinta’s outstanding ordinary shares as of March 31, 2020, and Blommenholm Industrier AS (“Blommenholm”), which holds approximately 6.3% of Adevinta’s outstanding ordinary shares as of March 31, 2020, has entered into a voting agreement with eBay pursuant to which it has agreed to, among other things, vote its Adevinta ordinary shares in favor of the transactions contemplated by the Transaction Agreement.

Pursuant to the Transaction Agreement and subject to the conditions set out therein, at the closing of the Transaction, Adevinta will amend its articles of association to provide that a shareholder holding at least 25% of Adevinta’s ordinary shares will be entitled to appoint two directors to Adevinta’s board of directors (the “Adevinta Board”) and a shareholder holding at least 10% of Adevinta’s ordinary shares will be entitled to appoint one director to the Adevinta Board, subject to certain limitations. The Transaction Agreement also provides that, at the closing of the Transaction, each of Adevinta, eBay and Schibsted will enter into certain arrangements with respect to liquidity and information rights, and that eBay and Adevinta will enter into certain ancillary agreements, including agreements relating to intellectual property matters and transition services.

The Transaction Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Transaction Agreement.

The Transaction Agreement also includes certain termination rights, including (i) by either eBay or Adevinta, if the Transaction is not consummated on or before April 20, 2021, subject to a three-month extension if all conditions to the closing of the Transaction, other than certain conditions relating to regulatory approvals, have been satisfied or waived on such date; (ii) by either eBay or Adevinta, if any law or order from a governmental entity permanently prohibits consummation of the Transaction; (iii) by either eBay or Adevinta, if the other party is in material breach of its respective representations and warranties or covenants under the Transaction Agreement such that a closing condition is not satisfied (subject to a cure period); (iv) by eBay, if the Adevinta Shareholder Approval is not obtained; or (v) by eBay, if the Adevinta Board fails to submit the transactions contemplated by the Transaction Agreement for approval at an extraordinary general meeting of Adevinta shareholders or makes a recommendation against the Transaction or in favor of (or, in certain circumstances, fails to recommend against) an offer by a third party to acquire shares representing 15% or more of Adevinta’s voting power. The Transaction Agreement provides that, in connection with the termination of the Transaction Agreement by eBay under certain circumstances, including as a result of the parties’ failure to obtain regulatory approvals or the events described in the foregoing clauses (iv) and (v), eBay will be entitled to receive a termination fee of $92 million.

The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Transaction Agreement has been included to provide eBay’s stockholders with information regarding its terms. It is not intended to provide any other information about eBay or Adevinta or their respective subsidiaries and affiliates. The Transaction Agreement contains representations and warranties by each of eBay and Adevinta. These representations and warranties were made solely for the benefit of the parties to the Transaction Agreement and (i) may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts; (ii) may have been qualified in the Transaction Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Transaction Agreement, which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Transaction Agreement; (iii) may be subject to a contractual standard of materiality applicable to the parties that differs from what a stockholder may view as material; and (iv) may have been made only as of the date of the Transaction Agreement or as of another date or dates as may be specified in the Transaction Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in eBay’s public disclosures, if at all. Accordingly, stockholders should not rely upon the representations and warranties contained in the Transaction Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of eBay or Adevinta or their respective subsidiaries and affiliates.

Cautions Regarding Forward Looking Statements

Certain statements herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Such forward-looking statements reflect eBay’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of eBay. The forward-looking statements in this document address a variety of subjects including, for example, the closing of the Transaction and the potential benefits of the Transaction. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the possibility that regulatory and other approvals and conditions to the Transaction are not received or satisfied on a timely basis or at all; the possibility that eBay may not fully realize the projected benefits of the Transaction; changes in the anticipated timing for closing the Transaction; business disruption during the pendency of or following the Transaction; diversion of management time on Transaction-related issues; the reaction of customers and other persons to the Transaction; and other events that could adversely impact the completion of the Transaction, including the ongoing COVID-19 pandemic and other industry or economic conditions outside of our control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to eBay’s overall business, including those more fully described in eBay’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this document speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
2.1	Transaction Agreement, dated as of July 20, 2020, by and between eBay Inc. and Adevinta ASA.*
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: July 22, 2020	By:	/s/ Marc D. Rome
	Name:	Marc D. Rome
	Title:	Vice President & Deputy General Counsel, Corporate & Assistant Secretary

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